NORTHUMBERLAND RESOURCES INC.

BOARD GUIDELINES

I.       INTRODUCTION

1.       The Northumberland Resources. (“Northumberland” or the “Company”) Board of Directors (the “Board”) believes the principal objective of the Company is to generate acceptable returns to its security holders. It believes good corporate governance practices provide an important framework for a timely response by the Company’s Board to situations that may directly affect share value.

2.       The Board wishes to emphasize that the substance of good corporate governance at Northumberland is more important than its form; adoption of a set of guidelines or principles or any particular practice or policy is not a substitute for, and does not itself assure, good corporate governance.

II.       BOARD GUIDELINES

These guidelines govern how the Board will operate to carry out its duties of stewardship and accountability.

The Board-Management Relationship

i)	While the Board is called upon to "manage" the business by law, this is done by proxy through the CEO, who is charged with the day-to- day leadership and management of the Company.
ii)	The CEO’s prime responsibility is to lead the Company. The CEO formulates Company policies, strategic plans and goals in conjunction with the Board. The Board approves the goals of the business, the objectives and policies within which it is managed, and then steps back and evaluates management performance. Reciprocally, the CEO keeps the Board fully informed of the Company’s progress towards the achievement of its goals and of all material deviations from the goals or objectives and policies established by the Board in a timely and candid manner.
iii)	Once the Board has approved the goals, strategies and policies it acts in a unified and cohesive manner in supporting and guiding the CEO subject to its duty to act in the best interests of the Company.

Corporate Strategy

Management is responsible for the development of an overall corporate strategy to be presented to the Board. The Board’s role is to ensure there is a strategic planning process, and then review, question, validate, and ultimately approve the strategy and monitor its implementation.

Business Risks

The Board should have a continuing understanding of the principal risks associated with the business; and it is the responsibility of management to ensure the Board and its committees are kept well informed of changing risks. The principal mechanisms through which the Board reviews risks are:

i)	on-going reports by the CEO;
ii)	the strategic planning process; and
iii)	the Audit Committee.

4.       Board Contact with Senior Management

i)	All directors have open access to the Company’s senior management. It is expected that directors will exercise judgment to ensure that their contacts will not distract from the Company’s business operations.
ii)	Written communications between directors and members of management will be copied to the Non-Executive Board Chair, the CEO and to the Chair of the Governance and Nominating Committee.
iii)	The Board encourages individual directors to make themselves available for consultation with management outside Board meetings in order to provide specific advice and counsel on subjects where such directors have special knowledge and experience.

Succession Planning

The Board considers succession planning and management development to be an ongoing process, including periodic reports to the Board by the CEO. The CEO’s views as to a successor in the event of unexpected incapacity should be discussed annually with the Compensation Committee.

Board Independence

The Board must have the capacity, independently of management, to fulfill the Board’s responsibilities and must be able to make an objective assessment of management and assess the merits of management initiatives. Therefore, the Company is committed to the following practices:

i)	the recruitment of strong, independent directors, who shall compose a majority of the Board;
ii)	when the Board Chair is not an independent director, the Board shall appoint a Vice-Chair and Lead Director to provide leadership to the independent directors and to ensure that the Board’s agenda will enable it to successfully carry out is duties;
iii)	any director who is deemed independent and whose circumstances change such that he or she might be considered to no longer be an independent director, shall promptly advise the Board of the change in circumstances;

iv)	the Governance and Nominating Committee leads the director selection/evaluation process;
v)	the Compensation Committee leads the CEO evaluation process;
vi)	the Audit Committee, Compensation Committee and Governance and Nominating Committee are fully independent; and
vii)	Regular meetings of independent directors:

a)	the independent directors shall meet as a group, without the presence of management or non-independent directors, at every quarterly Board meeting, or more frequently as needed, under the leadership of the Vice-Chair and Lead Director;
b)	the purpose of the meeting will be to provide an opportunity for the independent directors to raise issues that they did not wish to discuss with management present; and
c)	the Vice-Chair and Lead Director will meet with the CEO and the Board Chair to discuss the results of the meeting.

Board Size and Composition

i)	The Board is committed to reviewing its size periodically and currently considers three directors to be an appropriate number for the size of the Company and sufficient to provide an appropriate mix of backgrounds and skills for the stewardship of the Company. In general, the Board believes smaller boards are more cohesive and work more effectively than larger boards.
ii)	At its meeting to approve the election of the directors the Board shall consider and determine whether each director or director nominee is independent.
iii)	The Non-Executive Board Chair will be selected by the Board. The Board may select the Chief Executive Officer as Chairman if that seems best for the Company at a given point in time.

Criteria for Board Membership

i)	The Governance and Nominating Committee will annually review the general and specific criteria applicable to candidates to be considered for nomination to the Board.
ii)	The objective of this review will be to maintain the composition of the Board in a way that provides the best mix of skills and experience to guide the long-term strategy and business operations of the Company.
iii)	This review will take into account the desirability of maintaining a reasonable diversity of background skills and experience and personal characteristics among the directors, along with the key common characteristics required for effective Board participation.

iv)	Each director and director nominee must possess and exhibit the highest degree of integrity, professionalism, and values.

Selection of New Directors

i)	The Board is responsible for identifying suitable candidates to be recommended for election to the Board by the shareholders.
ii)	The Governance and Nominating Committee, in consultation with the Non-Executive Board Chair, has the responsibility of gathering the names of potential nominees, screening their qualifications against the current skill and experience needs of the Board and making recommendations to the full Board.
iii)	All directors are encouraged to identify potential candidates.
iv)	The CEO provides additional direct input to the process.
v)	An invitation to stand as a nominee for election to the Board will normally be made to a candidate by the Board through the Non- Executive Board Chair.

Director Terms

While directors are elected annually by shareholders, there is an informal expectation by the Board that each director commit to serving for at least three years. Each director who has served a term of three years will in the third year undergo a more comprehensive review prior to his or her re-nomination. This review will occur every three years thereafter and directors fully understand that nomination to the Board is not open-ended and is reviewed comprehensively every three years.

Directors’ Outside Board Memberships

i)	Interlocking Boards
a)	No two Northumberland directors shall sit together on two or more corporate boards without the approval of the Board.
b)	If such a situation does exist on the Board, the Governance and Nominating Committee shall annually review the continued appropriateness of the situation and make a recommendation to the Board.

ii)	Multiple Board Memberships

a)	No director shall sit on six or more corporate boards without the approval of the Board.
b)	If any director does sit on six or more corporate boards, the Governance and Nominating Committee shall annually review the appropriateness of that director’s continued membership on the Northumberland Board and make a recommendation to the Board.

Directors Who Change Their Present Job Responsibilities

i)	A director, including any inside director serving on the Board, who has a major change in principal occupation, shall offer his or her resignation to the Board for consideration. It is not intended that directors who retire or whose professional positions change should necessarily leave the Board.
ii)	The sense of the Board is that there should be an opportunity for the Board to review, through the Governance and Nominating Committee, the continued appropriateness of Board membership under such circumstances.

Director Retirement Age

There is no retirement policy for directors.

New Director Orientation

i)	The Governance and Nominating Committee, in conjunction with the Chair and the CEO, is responsible for ensuring that new directors are provided with an orientation and education program, which will include:

a)	written information about the duties and obligations of directors;
b)	the business and operations of the Company;
c)	documents from recent Board meetings; and
d)	opportunities for meetings and discussion with senior management and other directors.

ii)	The details of the orientation of each new director will be tailored to that director’s individual needs and areas of interest.

Ongoing Director Education

i)	The Board recognizes the importance of ongoing director education and the need for each director to take personal responsibility for this process.
ii)	To facilitate ongoing education the Governance and Nominating Committee will:
a)	periodically canvas the directors to determine their training and education needs and interests;
b)	arrange ongoing visitation by directors to Northumberland facilities and operations;
c)	arrange the funding for the attendance of directors at seminars or conferences of interest and relevance to their position as a director of the Company; and
d)	encourage and facilitate presentations by outside experts to the Board or committees on matters of particular import or emerging significance.

Administrative Support for Directors

The Corporate Secretary or his or her delegate will provide all required administrative services for directors in the pursuit of their Board responsibilities.

Assessing the Board’s Performance

The current practice of the Board is for the Governance and Nominating Committee and the Non-Executive Board Chair to facilitate annual, assessments of the performance of the Board, committees and individual directors.

Director Compensation

The Governance and Nominating Committee will review director compensation annually. The Committee will make recommendations to the Board for consideration when it believes changes in compensation are warranted.

Director Share Ownership

i)	The Board has determined that ownership of the company's shares by directors should be encouraged as one way of helping to align the interests of directors with those of the shareholders.
ii)	The Governance and Nominating Committee will periodically review and make recommendations to the Board as to what level of director shareholding requirement is appropriate for the Company.

Loans

The Company will not make any personal loans or extensions of credit to directors or executive officers.

Internal Controls and Management Information Systems

i)	Integral to the Board’s overall responsibilities is the existence of control systems that ensure the effective discharge of these responsibilities. A balance has to be achieved between imposing controls that give the Board reasonable assurance that its responsibilities are being discharged and avoiding the creation of an unnecessarily bureaucratic and costly system of control mechanisms.
ii)	Through the CEO, management will establish systems to ensure that an appropriate and responsible level of internal controls are in place for the Company. The confidence of the Board in the ability and integrity of management is the paramount control mechanism.

Succession Planning and Management Development

The Board considers succession planning to be an ongoing process that includes annual reports to the Board by the CEO. The CEO’s views as to a successor in the event of unexpected incapacity should be discussed regularly with the Compensation Committee.

Board Communications Policy

i)	The Board approves the content of the Company’s major communications to shareholders and the investing public, including the interim and annual reports, any prospectuses that may be issued and significant press releases.
ii)	The Board believes that it is the function of management, led by the CEO, to speak for the Company in its communications with the investment community, the media, customers, suppliers, employees, governments and the general public. It is understood that the Non- Executive Board Chair or other individual directors may, from time to time, be requested by management to assist with such communications.
iii)	It is expected that when communications from stakeholders are made to individual directors, management will be informed and consulted to determine any appropriate response to be made by the Board or management, as the case may be.

Evaluation of the Chief Executive Officer

The Compensation Committee annually leads the Board in assessing the CEO’s performance against objectives and other relevant criteria established the previous year by the Board and the CEO.

Code of Business Conduct and Ethical Behavior

i)	All directors, officers and employees are bound by the Company’s Code of Conduct. All who are affected by the Code review it and directors and officers acknowledge their support and understanding of the Code by signing it annually.
ii)	Directors must never be in an undisclosed conflict of interest with the Company. A director who has a real, perceived or potential conflict of interest regarding any particular matter under consideration should advise the Board, refrain from debate on the matter and abstain from any vote regarding that matter.
iii)	The Governance and Nominating Committee has responsibility for monitoring compliance with the Code of Business Conduct.

Board Meetings and Agendas

i)	The Board meets a minimum of four times per year, usually every quarter.
ii)	The Non-Executive Board Chair, in consultation with the CEO and the Corporate Secretary, develops the agenda for each Board meeting. All directors may, and are encouraged to, provide input to the agenda.
iii)	Under normal circumstances the date, time and place of a regular meeting of the Board shall be fixed and notified not less than five (5) business days in advance of the meeting. In extenuating circumstances, the date, time and place of a meeting of the Board shall be fixed and notified in writing not less than twenty-four (24) hours, exclusive of Saturdays, Sundays and holidays, in advance of the date when it shall occur unless notice is waived by all directors.

iv)	Under normal circumstances, the agenda and the material will be distributed to directors not less than four business days before the meeting.
v)	The Board may adopt the use of consent resolutions for its convenience from time to time.
vi)	The majority of directors in office constitutes a quorum for the transaction of business at a meeting and a quorum of directors may exercise all the powers of directors at a meeting. No business shall be transacted by the directors at a meeting unless a quorum is present.
vii)	A director may participate in a Board meeting by means of such telephonic, electronic or other communication facilities as to permit all persons participating in the meeting to communicate adequately with each other. A member participating in such a meeting by any such means is deemed to be present at the meeting.
viii)	Directors will maintain the absolute confidentiality of Board deliberations and decisions and information received at meetings, except as may be specified by the Chair, if the information is publicly disclosed by the Company, or as required by applicable law. The views or opinions of individual directors or managers shall be treated with an appropriate level of respect and confidence.
ix)	At Board and Committee meetings there exists an open atmosphere that encourages discussion of alternative views. From time to time, informal offsite sessions may be held to further enhance/encourage discussion of ideas, strategies and issues.
x)	Directors are expected to attend all meetings of the Board and the Committees upon which they serve, to come to such meetings fully prepared (including full review of all documentation sent prior to the meeting), and to remain in attendance for the duration of the meeting. Where a director’s absence from a meeting is unavoidable, the director should, as soon as practicable after the meeting, contact the Board Chair and the CEO or the Corporate Secretary for a briefing on the substantive elements of the meeting.
xi)	Directors, resident in the USA, unable to attend at least 75% of regularly scheduled Board and/or Committee meetings will be expected to tender their resignations from the Board to the Chair of the Governance and Nominating Committee.
xii)	Directors, non-resident in the USA, unable to attend at least 60% of regularly scheduled Board and/or Committee meetings will be expected to tender their resignations from the Board to the Chair of the Governance and Nominating Committee.

The distinction in attendance policy between directors resident in North America and those not so resident allows the board to attract candidates who can add substantial value to the Company but who have significant travel burdens.

Special Meetings of the Board

i)	Special meetings of the Board may be held at any time at the call of the Non-Executive Board Chair and the CEO, or any two directors.
ii)	Notice of a special meeting of the Board shall be given to all directors. Such notice shall be sent at least twenty-four (24) hours, exclusive of Saturdays, Sundays and holidays, before the time fixed for the meeting. If all of the directors are present at such meeting, notice thereof may be waived by them. If notice of the meeting is waived, all directors must sign a waiver.

Non-Directors at Board Meetings

i)	The Board appreciates the value of having non-directors attend Board meetings to provide information and opinions to assist the directors in their deliberations.
ii)	The Board, through the Chair, will determine non-director attendees at Board meetings. For issues that fall within the terms of reference of a committee, a committee Chair may also recommend non-director attendees to the Board Chair.
iii)	No non-directors shall attend or table material at the Board without prior approval of the Non-Executive Board Chair, and in the case of Board committee meetings, the committee Chair.

Board Minutes

The Non-Executive Board Chair, the CEO and the directors shall be provided with the draft minutes of each meeting of the Board within fourteen calendar days of its occurrence. The approved minutes serve as the official record of the Board meeting.

Information for Board Meetings

i)	All materials submitted for consideration by the Board or by a committee become part of the record of the Board, and shall be deposited with the Corporate Secretary for maintenance, safekeeping and access.
ii)	Materials assembled in support of Board meetings will be coordinated by the CEO and the Corporate Secretary or their delegates, who will distribute it with the Board meeting agenda, not less than four business days prior to the meeting.
iii)	Material distributed to the directors in advance of Board meetings shall be concise, yet complete, and prepared in a way that focuses attention on critical issues to be considered.
iv)	Reports may be presented during Board meetings by directors, management or staff, or by invited outside advisors. Presentations on specific subjects at Board meetings shall briefly summarize the material sent to directors, so as to maximize the time available for discussion on questions regarding the material.

v)	It is recognized that under some circumstances, due to the confidential nature of matters to be discussed at a meeting, it would not be prudent or appropriate to distribute written material in advance.
vi)	Matters that are brought to the Board for a decision, particularly those of a strategic or financial matter, will be in a format and at a level and type of information that enables the Board to make a decision. The Board and management will agree on the format and the checklist of information items required for the Board to make a decision.

Committees

i)	Committees analyze policies and strategies developed by management that are consistent with their terms of reference. They examine proposals and, where appropriate, make recommendations to the full Board. Committees do not take action or make decisions on behalf of the Board unless specifically mandated to do so.
ii)	The committee structure may be subject to change as the Board considers from time-to-time which of its responsibilities can best be fulfilled through more detailed review of matters in committee.
iii)	The current committee structure includes;

a)	Audit Committee;
b)	Governance and Nominating Committee
c)	Sustainability, Environment, Health and Safety Committee

iv)	The Governance and Nominating Committee, in conjunction with the Non-Executive Board Chair and the CEO, is responsible to the Board for annually proposing the leadership and membership of each committee. In preparing its recommendations they will take into account the skills, experience and preferences of the individual directors.
v)	The Board favours a periodic rotation in committee leadership and membership in a way that recognizes and balances the needs for new ideas, continuity and maintenance of functional expertise.
vi)	Each committee operates according to a Board approved written mandate outlining its duties and responsibilities. Each committee shall have a committee timetable, as part of its terms of reference, which outlines when the committee plans to address each of its duties and responsibilities during the course of the year.
vii)	All Board committees operate under the following guidelines:

a)	Each committee will meet at least once each year, or more frequently as deemed necessary by the committee. In general, committee meetings will be scheduled each year in advance. However, the chair or any two members of a committee may call a meeting of the committee with notice in writing of not less than forty-eight (48) hours, exclusive of Saturdays, Sundays and holidays, unless notice is waived by all members of the committee.

b)	Committee chairs, in consultation with committee members and management, will set the frequency and length of Committee meetings.
c)	Each committee Chair, in consultation with the appropriate members of management, develops the agenda for committee meetings. Any member of a committee may request an agenda item.
d)	If a committee Chair is not present at any meeting of a committee, one of the other members of the committee present at the meeting shall be chosen by the committee to preside at the meeting.
e)	A committee member may participate in a committee meeting by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other. A member participating in such a meeting by any such means is deemed to be present at the meeting.
f)	A committee may invite such director or, in consultation with the CEO, such employees of the Company as may be considered desirable to attend meetings and assist in the discussion and consideration of the business of the committee.
g)	Each committee has the authority to delegate issues for review to any member or subcommittee.
h)	A committee may, from time to time, require the expertise of outside resources. Each committee has the authority to engage, set the terms of and compensate any outside advisor that it determines to be necessary to permit it to carry out its duties.
i)	Quorum for the transaction of business at any committee meeting shall be a majority of the number of members of the committee or such greater number as the committee shall by resolution determine.
j)	At the next Board meeting following each meeting of a committee, the committee chairs report to the Board on the committees’ activities. Minutes of committee meetings are made available to all directors and copies should be filed with the Corporate Secretary.
k)	Each committee shall conduct an annual performance self- evaluation and shall report to the Board the results of the self-evaluation.
l)	Each committee shall annually assess the adequacy of its Terms of Reference and recommend any changes to the Board for approval.
m)	The Corporate Secretary or his or her designate shall act as secretary to each committee.

32.       Terms of Reference for a Committee Chair

The chair of each Board committee shall:

i)	lead the committee in undertaking the duties and responsibilities that it is charged with by the Board, as outlined in its terms of reference;
ii)	ensure that committee members receive all the information they require in timely fashion;

iii)	ensure the committee has adequate access to all members of management necessary for it to undertake its responsibilities;
iv)	set agendas for committee meetings;
v)	Chair committee meetings at which the committee chair is in attendance;
vi)	lead the committee in an annual review of its performance; and
vii)	ensure the committee is composed of members with the skill, experience and/or necessary training relative to the committee’s responsibilities.

Outside Advisors for Individual Directors

Occasionally, individual directors may need the services of an advisor to assist on matters involving their responsibilities. Any director who wishes to engage an outside advisor at the expense of the Company, must obtain the approval of the Board Chair, generally in consultation with the CEO.

Board Guideline Review

The Governance and Nominating Committee shall review these Guidelines periodically and any recommended changes will be submitted to the Board for approval.